UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☒	Soliciting Material Pursuant to §240.14a-12

Fifth Street Finance Corp.

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Fifth Street Finance Corp. Announces Estimate of NII and NAV per Share, Reduction in Base Management Fee and Intended Share Repurchases

GREENWICH, CT, January 20, 2016 -- Fifth Street Finance Corp. (NASDAQ:FSC) (“FSC”) announced today an estimate of net investment income (“NII”) per share of $0.18 for the quarter ended December 31, 2015. This is the fourth consecutive quarter that NII has covered FSC’s run rate quarterly dividend and is consistent with NII of $0.18 per share for the quarter ended September 30, 2015. FSC expects its net asset value (“NAV”) per share as of December 31, 2015 to be within an estimated range of $8.35 to $8.45, compared to its last reported NAV per share of $9.00 as of September 30, 2015. FSC estimates that over 40% of the quarterly change in NAV is due to broader market changes, including spread widening, with the remainder due to credit deterioration in a small number of investments. The final NAV per share is subject to the determination of FSC’s Board of Directors. FSC expects to announce its full results for the quarter ended December 31, 2015 before the open of the financial markets on Tuesday, February 9, 2016.

Base Management Fee Reduction

FSC’s investment adviser, a subsidiary of Fifth Street Asset Management Inc. (NASDAQ:FSAM) (“FSAM”), today announced that, with the approval of the FSC Board of Directors, it has agreed to an amendment to the investment management agreement to permanently reduce the base management fees. Beginning January 1, 2016, the base management fee on total gross assets (excluding cash and cash equivalents) has been reduced from 2.00% to 1.75%. The other commercial terms of FSC’s existing investment advisory arrangement with FSAM remain unchanged.

In addition, as previously announced in July 2015, the waiver reducing the base management fee on new equity issuances to 1.00% remains in place. The Board of Directors intends to continue monitoring broader market events and remains committed to looking for additional ways to enhance stockholder value.

Update on Intended Share Repurchases

In connection with FSC’s $100 million share repurchase authorization that was publicly announced on December 1, 2015, FSC intends to repurchase shares of its common stock through open market, privately negotiated transactions or otherwise, during the quarter ending March 31, 2016.

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a leading specialty finance company that provides custom-tailored financing solutions to small and mid-sized companies, primarily in connection with investments by private equity sponsors.  The company originates and invests in one-stop financings, first lien, second lien, mezzanine debt and equity co-investments.  FSC's investment objective is to maximize its portfolio's total return by generating current income from its debt investments and capital appreciation from its equity investments.  The company has elected to be regulated as a business development company and is externally managed by a subsidiary of Fifth Street Asset Management Inc. (NASDAQ:FSAM), a nationally recognized credit-focused asset manager with over $5 billion in assets under management across multiple public and private vehicles.  With a track record of over 17 years, Fifth Street's platform has the ability to hold loans up to $250 million and structure and syndicate transactions up to $500 million.  Fifth Street received the 2015 ACG New York Champion's Award for “Lender Firm of the Year,” and other previously received accolades include the ACG New York Champion's Award for “Senior Lender Firm of the Year,” “Lender Firm of the Year” by The M&A Advisor and “Lender of the Year” by Mergers & Acquisitions.  FSC's website can be found at fsc.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including statements with regard to the future performance of FSC. Words such as “believes,” “expects,” “estimates,” “projects,” “anticipates,” “intends,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in FSC’s filings with the Securities and Exchange Commission. FSC’s outside independent accountant has not audited, reviewed, compiled or performed any procedures with respect to the estimated financial data in this press release. FSC cannot provide any assurance as to the timing, aggregate amount or per share amount of any common stock repurchases under its stock repurchase program, the method by which it may repurchase any such shares of its common stock or that any such repurchases will occur. FSC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Participants in the Solicitation

FSC, its directors and certain of its executive officers and employees, and the executive officers and employees of each of Fifth Street Management LLC and FSAM that provide services to FSC and its subsidiaries pursuant to the Amended and Restated Investment Advisory Agreement, may be deemed to be participants in the solicitation of proxies from stockholders in connection with FSC’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”).

Additional Information and Where to Find It

FSC plans to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2016 Annual Meeting (the “2016 Proxy Statement”). Additional information regarding the identity of these potential participants, none of whom owns in excess of 2% of the shares of FSC common stock (other than Leonard M. Tannenbaum, the Chairman and Chief Executive Officer of FSAM, who beneficially owns approximately 6.5% of the shares of FSC common stock based upon 150,262,924 shares of FSC common stock outstanding, as of November 30, 2015, the total number of shares of FSC common stock outstanding as reported in FSC’s Annual Report on Form 10-K filed with the SEC on December 1, 2015), and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2016 Proxy Statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. This information can also be found in (i) FSC’s definitive proxy statement for its 2015 Annual Meeting of Stockholders (the “2015 Proxy Statement”), filed with the SEC on February 5, 2015, (ii) FSC’s Annual Report on Form 10-K for the year ended September 30, 2015, filed with the SEC on December 1, 2015 (the “Form 10-K”), (iii) FSAM’s definitive proxy statement for its 2015 Annual Meeting of Stockholders (the “FSAM 2015 Proxy Statement”), filed with the SEC on April 21, 2015, (iv) FSAM’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 30, 2015 (the “FSAM Form 10-K”) and (v) Amendment No. 2 to FSC’s preliminary proxy statement, filed with the SEC on January 14, 2016, as amended or supplemented (the “Preliminary Proxy Statement”). To the extent holdings by these potential participants of the shares of FSC common stock have changed since the amounts printed in the 2015 Proxy Statement or the Preliminary Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE 2015 PROXY STATEMENT, THE FORM 10-K, THE FSAM 2015 PROXY STATEMENT, THE FSAM FORM 10-K, THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT FSC OR FSAM HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the 2016 Proxy Statement (when available), the 2015 Proxy Statement, the Form 10-K, the Preliminary Proxy Statement and any other documents (including the WHITE proxy card) filed or to be filed by FSC with the SEC in connection with the 2016 Annual Meeting at the SEC’s website (http://www.sec.gov) or at FSC’s website (http://www.fsc.fifthstreetfinance.com) or by writing to FSC’s Secretary at 777 West Putnam Avenue, 3rd Floor, Greenwich, Connecticut 06830. In addition, copies of the 2016 Proxy Statement, when available, may be requested from FSC’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 or toll-free at 888-750-5834. No information contained on any website referenced in this press release is incorporated by reference herein.

CONTACT:	Investor Contact:
Robyn Friedman, Senior Vice President, Head of Investor Relations
(203) 681-3720
ir@fifthstreetfinance.com

Media Contact:
Michael Freitag / James Golden / Alyssa Cass
Joele Frank Wilkinson Brimmer Katcher
(212) 355-4449